Exhibit 10.1

BioSolar, Inc. has requested that portions of this document be accorded confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

RESEARCH AGREEMENT

THIS AGREEMENT effective this 16 day of Aug, 2016, by and between BioSolar Inc., (hereinafter referred to as "Sponsor") and North Carolina Agricultural and Technical State University, a constituent member of the University of North Carolina system (hereinafter referred to as "University"); individually referred to as "Party" or collectively as "Parties".

Witnesseth:

WHEREAS, the research program contemplated by this Agreement is of mutual interest and benefit to University and to Sponsor, will further the instructional and research objectives of University in a manner consistent with its status as a non-profit, tax-exempt, educational institution, and may derive benefits for both Sponsor and University through inventions, improvements, and/or discoveries;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Parties hereto agree to the following:

Article 1 - Definitions

As used herein, the following terms shall have the following meanings:

1.1	"Project" shall mean the research, testing and evaluation of the research program as described in the proposal entitled, "[***]" submitted on or about Aug 3, 2016, hereof, with Sung-Jin Cho to serve as the University Principal Investigator.

1.2	"Contract Period" is from September 12, 2016 through September 11, 2017

1.3	"Intellectual Property" shall mean, but is not limited to, any invention, copyright, provisional patent, patent, trademark, trade secret, software or the like which is either owned by one of the Parties or is developed in the course of executing this Project.

Article 2 - Research Work

2.1	University shall commence the performance of Project promptly after the effective date of this Agreement, and shall use reasonable efforts to perform such Project substantially in accordance with the terms and conditions of this Agreement. Anything in this Agreement to the contrary notwithstanding, Sponsor and University may at any time amend Project by mutual written agreement.

2.2	In the event that the Principal Investigator becomes unable to continue Project, and a mutually acceptable substitute is not available, University and/or Sponsor shall have the option to terminate said project.

Confidential materials omitted and filed separately with the Securities and Exchange

Commission. Asterisks denote such omission.

BioSolar, Inc. has requested that portions of this document be accorded confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

Article 3 - Reports and Conferences

3.1	A written final report summarizing the findings shall be submitted by University within Sixty (60) days of the conclusion of the Contract Period, or early termination of this Agreement.

3.2	During the contract period of this Agreement, representatives of University will meet with representatives of Sponsor at times and places mutually agreed upon to discuss the progress and results, as well as ongoing plans, or changes therein, of Project to be performed hereunder.

Article 4 - Costs, Billings, and Other Support

4.1	It is agreed to and understood by the Parties hereto that, subject to Article 2, total costs to Sponsor hereunder shall not exceed the sum of $123,993.00. Monthly payments will be made by Sponsor upon receipt of University invoices for costs incurred.

4.2	University shall retain title to any equipment purchased with funds provided by Sponsor under this Agreement.

4.3	Anything herein to the contrary notwithstanding, in the event of early termination of this Agreement by Sponsor pursuant to Article 9 hereof, Sponsor shall pay all costs accrued by University under this Agreement as of the date of termination, including non-cancelable obligations, which shall include all non-cancelable contracts and fellowships or postdoctoral associate appointments incurred prior to the effective date of termination but only to the extent that non-cancelable obligation directly relate to services under this Agreement. After termination, any obligation of Sponsor for fellowships or postdoctoral associates shall end no later than the end of University's academic year following termination.

Article 5 - Publicity

5.1	Sponsor will not use the name of University, nor of any member of University's Project staff, in any publicity, advertising, or news release without the prior written approval of the Vice Chancellor for Research and Economic Development of the University. University will not use the name of Sponsor, nor any employee of Sponsor, in any publicity without the prior written approval of Sponsor. However, nothing in this Article is intended to restrict either party from disclosing the existence of and nature of this Agreement (including the name of the other party) or from including the existence of and nature of this Agreement, in the routine reporting of its activities.

Confidential materials omitted and filed separately with the Securities and Exchange

Commission. Asterisks denote such omission.

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BioSolar, Inc. has requested that portions of this document be accorded confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

Article 6 - Publications

6.1	Sponsor recognizes that under University policy, the results of University Project may be publishable and agrees that Researchers engaged in Project may be permitted to present at symposia, national, or regional professional meetings, and to publish in journals, theses or dissertations, or otherwise of their own choosing, methods and results of Project, provided, however, that Sponsor shall have been furnished copies of any proposed publication or presentation at least thirty (30) days in advance of the submission of such proposed publication or presentation to a journal, editor, or other third party. Sponsor shall have fifteen (15) days, after receipt of said copies, to object to such proposed presentation or proposed publication because there is patentable subject matter which needs protection or the proposed presentation or publication reveals Sponsor's proprietary information. In the event that Sponsor makes such objection, said Researcher(s) shall refrain from making such publication or presentation for a maximum of six (6) months from date of receipt of such objection in order for University to file patent application(s) with the United States Patent and Trademark Office and/or foreign patent office(s) directed to the patentable subject matter contained in the proposed publication or presentation or remove Sponsor's confidential information from the publication or presentation.

Article 7 - Intellectual Property

7.1	All rights to inventions, improvements and/or discoveries, whether patentable or copyrightable or not, relating to Project made solely by employees of Sponsor shall belong to Sponsor. Such inventions, improvements, and/or discoveries shall not be subject to the terms and conditions of this Agreement.

7.2	All inventions, improvements and/or discoveries which are conceived and/or made solely by one or more employees of the University shall belong to University and shall be subject to the terms and conditions of this agreement.

7.3	Rights to inventions, improvements and/or discoveries, whether patentable or copyrightable, relating to project made jointly by employees of University and Sponsor shall belong jointly to the Parties. The University's undivided rights shall be governed in accordance with Article 8.1 below.

7.4	The University will promptly notify Sponsor of any University Intellectual Property conceived and/or made during the Contract Period under Project.

7.5	All Confidential Information disclosed or received by the Parties as a part of the Project shall be subject to the Non-disclosure Agreement effective on August 16, 2016.

Confidential materials omitted and filed separately with the Securities and Exchange

Commission. Asterisks denote such omission.

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BioSolar, Inc. has requested that portions of this document be accorded confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

Article 8 - Grant of Rights

8.1	For Intellectual Property derived solely from the University's efforts, University hereby grants Sponsor a six-month option, commencing with the notice of invention, at Sponsor's sole selection, for:

8.1.1	a non-exclusive, royalty-free, non-transferable, non-commercial research license for internal use; or

8.1.2	for consideration, a non-exclusive license without right to sublicense; or

8.1.3	a royalty-bearing, limited-term exclusive license (subject to third party rights, if any) including the right to sublicense, in the United States and/or any foreign country elected by the Sponsor (subject to 8.2 below) to make, have made, use, lease, sell, and import (in a designated field of use, where appropriate) products embodying or produced through the use of such invention, provided that the Sponsor agrees to reimburse N.C. A&T for the costs of patent prosecution and maintenance in the United States and any elected foreign country. This alternative is subject to N.C. A&T concurrence and the negotiation of commercially reasonable terms and conditions within three (3) months after selection of this alternative.

Such terms and conditions shall reflect the past and future contributions of the Parties to the project. In the event that the Sponsor has not elected any of the foregoing alternatives within six (6) months after notification that a patent application has been filed, the Sponsor shall be deemed to have elected a royalty-free internal research use license and to have forgone other alternatives.

Article 9 - Term and Termination

9.1	This Agreement shall become effective upon the date first hereinabove written and shall continue in effect for the full duration of the contract period unless sooner terminated in accordance with the provisions of Article 2.2 and/or this Article. The Parties hereto may, however, extend the term of this Agreement for additional periods as desired under mutually agreeable terms and conditions which the Parties reduce to writing and sign. Either party may terminate this agreement, without liability to the other, except for the responsibilities outlined in Article 4.3 above, upon thirty (30) days prior written notice to the other.

9.2	In the event that either party hereto shall commit any breach of default in any of the terms and conditions of this Agreement, and also shall fail to remedy such default or breach within thirty (30) days after receipt of written notice thereof from the other party hereto, the party giving notice may, at its option and in addition to any other remedies which it may have at law or in equity, terminate this Agreement by sending notice of termination in writing to the other party to such effect, and such termination shall be effective as of the date of the receipt of such notice.

Confidential materials omitted and filed separately with the Securities and Exchange

Commission. Asterisks denote such omission.

4

BioSolar, Inc. has requested that portions of this document be accorded confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

9.3	Subject to Article 8, termination of this Agreement by either party for any reason shall not affect the rights and obligations of the Parties accrued prior to the effective date of termination of this Agreement. No termination of this Agreement, however effectuated, shall affect the Sponsor's rights and duties under Article 7 hereof, or release the Parties hereto from their rights and obligations under Articles 4, 5, 6, 7, 8, and 10.

Article 10 - Independent Contractor

10.1	In the performance of all service hereunder:

10.1.1	University shall be deemed to be and shall be an independent contractor and, as such, University shall not be entitled to any benefits applicable to employees of Sponsor.

10.1.2	Neither party is authorized or empowered to act as agent for the other for any purpose and shall not on behalf of the other enter into any contract, warranty, or representation as to any matter. Neither shall be bound by the acts or conduct of the other.

Article 11 - Indemnity

Sponsor shall indemnify, defend and hold harmless the University, its employees, officers and agents from any and all liability, loss, damage and expenses (including attorney fees) they may suffer as a result of claims, demands, costs, or judgments which may be made or instituted against them or any of them by reason of personal injury (including death) to any person or damage to property arising out of or connected with the performance of the activities to be carried out under the statement of work provided. Any such liability, loss or damage resulting from negligence or willful malfeasance by the University, its employees, officers and agents is excluded from this agreement to indemnify, defend and hold harmless.

Article 12 - Insurance

12.1	University warrants and represents that University has adequate liability insurance, such protection being applicable to officers, employees, and agents while acting within the scope of their employment by University, and University has no liability insurance policy as such that can extend protection to any other person.

12.2	Each party hereby assumes any and all risks of personal injury and property damage attributable to the negligent acts or omissions of that party and the officers, employees, and agents thereof

Confidential materials omitted and filed separately with the Securities and Exchange

Commission. Asterisks denote such omission.

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BioSolar, Inc. has requested that portions of this document be accorded confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

Article 13 - Assignment

13.1	This Agreement shall not be assigned by either party without the prior written consent of the Parties hereto.

Article 14 - Agreement Modification

14.1	Any agreement to change the teens of this Agreement in any way shall be valid only if the change is made in writing and approved by mutual agreement of authorized representatives of the Parties hereto.

Article 15 - Notices

15.	1 Notices, invoices, communications, and payments hereunder shall be deemed made if given by registered or certified envelope, postage prepaid, and addressed to the party to receive such notice, invoice, or communication at the address given below, or such other address as may hereafter be designated by notice in writing:

If to Sponsor:	Dr. David Lee Chief Executive Officer BioSolar, 27936 Lost Canyon Road, Suite 202 Santa Clarita, CA 91387 Telephone: (661)251-0001; (818)679-5883 cell E-Mail: david@biosolar.corn

If to University:	Financial Transactions	Contract Information

	Ms. Natalie Teagle	Dr. Mitzi Bond
	Telephone: (336) 285-3216	Telephone: (336) 285-3172
	E-Mail: ntteagle@ncat.edu	E-Mail: mbond@ncat.edu

Confidential materials omitted and filed separately with the Securities and Exchange

Commission. Asterisks denote such omission.

6

 BioSolar, Inc. has requested that portions of this document be accorded confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

If Technical Matter:	Sungjin Cho Nanoengineering Department North Carolina A&T State University Telephone: (336) 285-2857 E-Mail: schol@ncat.edu

15.2	The State Auditor and North Carolina A&T State University's internal auditors shall have access to persons and records as a result of all contracts or grants entered into by State agencies or political subdivisions in accordance with General Statute 147-64.7 and Session Law 2010-194, Section 21 (i.e., the State Auditors and internal auditors may audit the records of the contractor during the term of the contract to verify accounts and data affecting fees or performance).

Confidential materials omitted and filed separately with the Securities and Exchange

Commission. Asterisks denote such omission.

7

BioSolar, Inc. has requested that portions of this document be accorded confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties have caused this agreement to be executed as of the day and year first above written.

BIOSOLAR, INC.		NORTH CAROLINA A&T STATE UNIV

/s/ David Lee		/s/ Barry L. Burks
By:	David Lee	By:	Barry L. Burks
Title:	Chief Executive Officer	Title:	Vice Chancellor for Research and Economic Development
Date:	August 16, 2016	Date:	August 16, 2016

Confidential materials omitted and filed separately with the Securities and Exchange

Commission. Asterisks denote such omission.

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BioSolar, Inc. has requested that portions of this document be accorded confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

Mutual Non-disclosure Agreement

This Agreement is effective August 16, 2016, by and between North Carolina Agricultural and Technical State University, having an address at 1601 East Market Street, Greensboro, NC 27411 (hereinafter "N.C. A&T"), and BioSolar, Inc., having a place of business at 27936 Lost Canyon Rd, Suite 202, Santa Clarita, CA 91387 and its representatives and affiliates.

Whereas, COMPANY and N.C. A&T are interested in discussing exchanging and reviewing certain information, research areas of interest, ideas/direction, applications, technologies, procedures, processes, devices, prototypes and/or the like regarding the following topics: Silicon Alloy for High Energy and Power Anode Material

Now, therefore, in consideration of the mutual exchange of information noted above and/or potential products in advance of others, and in consideration of the promises, mutual covenants and other consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

1.	"INFORMATION" shall mean information, including but not limited to information or know-how relating to the Parties' research and development projects, business and financial information, trade secrets, and prototypes.

"CONFIDENTIAL INFORMATION" shall mean any and all INFORMATION disclosed by the Parties in confidence regardless of whether disclosed such INFORMATION in writing, orally or visually. All written or electronic CONFIDENTIAL INFORMATION shall be designated as such by the transmitting/owning Party to the receiving Party in writing at the time of disclosure, pursuant to N.C.G.S. 132-1.2, or within fifteen (15) business days of an oral or visual disclosure.

2.	The Parties: (i) shall hold such CONFIDENTIAL INFORMATION in confidence; (ii) shall use such CONFIDENTIAL INFORMATION only for the purpose of providing COMPANY feedback and insight relating to its research and development projects; and (iii) shall not disclose such CONFIDENTIAL INFORMATION or the fact that such discussions are taking place to any third party.

These restrictions on the use or disclosure of CONFIDENTIAL INFORMATION shall not apply to any CONFIDENTIAL INFORMATION which: (a) is or becomes generally available to the public through no fault of the receiving Party; or (b) is hereinafter disclosed to the receiving Party by a third party who has the right to disclose such CONFIDENTIAL INFORMATION; or (c) is in the possession of the receiving Party in documentary form prior to the receipt of such CONFIDENTIAL INFORMATION from the transmitting Party; or (d) information that must be disclosed by N.C. A&T pursuant to the North Carolina Public Records law.

3.	No intellectual property rights resulting from any inventions, designs, drawings, abstracts, literary works, compilations, or other written material, and audiovisual works that arise from the INFORMATION that is exchanged between the Parties are conferred by either Party to the other Party under this Agreement.

4.	Upon termination or written request of COMPANY, or N.C. A&T, both Parties shall return all CONFIDENTIAL INFORMATION and copies thereof or certify in writing that the Parties have destroyed all CONFIDENTIAL INFORMATION and copies.

5.	The Parties acknowledge that unauthorized disclosure, use or sale of the CONFIDENTIAL INFORMATION, in whole or in part, or the disclosure, use or sale of any information or material created from, based upon or arising out of the CONFIDENTIAL INFORMATION may give rise to injury to the owning Party, for which either party may assert any rights or seek any remedies that may be available to the extent permitted by law. Nothing in this Agreement shall be construed as a waiver of sovereign immunity.

Confidential materials omitted and filed separately with the Securities and Exchange

Commission. Asterisks denote such omission.

9

BioSolar, Inc. has requested that portions of this document be accorded confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

6.	This Agreement shall expire three (3) years after the Effective Date unless terminated on thirty (30) days written notice by either Party.

7.	This Agreement constitutes the entire understanding between the parties hereto as to the subject matter herein and merges all prior discussions between them relating thereto. No amendment or modification of this Agreement shall be valid or binding on the parties unless made in writing and signed on behalf of each of the parties by their respective duly authorized officers or representatives.

8.	Receiving Party will not export, directly or indirectly, any technical data acquired from owning Party or any product utilizing any such data to any country for which the U.S. Government or any agency thereof at the time of export requires an export license or other governmental approval, without first obtaining such license or approval.

9.	This Agreement shall be governed by applicable federal laws and the local laws of the State of North Carolina, USA. The parties agree that the venue for any legal proceeding regarding enforcement of any of the provisions hereof shall be the State or Federal courts located in the State of North Carolina, USA.

10.	The rights and obligations of the parties under this Agreement may not be sold, assigned or otherwise transferred.

11.	Nothing in this Agreement shall be deemed to constitute either Party a partner, joint venture or employee of the other Party for any purpose.

12.	If a court finds any provision of this Agreement invalid or unenforceable, the remainder of this Agreement shall be interpreted so as best to affect the intent of the parties.

In witness whereof, the parties have executed this Agreement on the respective dates entered below.

North Carolina A&T State University		BioSolar, Inc.

By:	/s/ Dr. Barry L. Burks	By:	/s/ Dr. David Lee
Name:	Dr. Barry L. Burks	Name:	Dr. David Lee
Title:	Vice Chancellor for Research & Economic Development	Title:	Chief Executive Officer
Date:	August 16, 2016	Date:	August 16, 2016

The undersigned acknowledge their responsibilities in maintaining the terms of this agreement:

For North Carolina A&T State University	For COMPANY NAME

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

Confidential materials omitted and filed separately with the Securities and Exchange

Commission. Asterisks denote such omission.

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